UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2007

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 31, 2007, EXACT Sciences Corporation (the “Company”) entered into a Third Amendment (the “Amendment”) to that certain license agreement between the Company and Laboratory Corporation of America Holdings (“LabCorp”) dated June 26, 2002, as amended.  The Amendment, among other things, added a milestone obligation of LabCorp to pay the Company an aggregate of $2.5 million based upon policy-level reimbursement approval from key payors including Medicare, inclusion of stool-based DNA screening in clinical practice guidelines and the achievement of certain increases in sales levels of PreGen-Plus over a defined measuring period.  In addition, the Amendment provides that LabCorp will assume sole responsibility, at its expense, for all commercial activities including marketing, sales, and reimbursement related to LabCorp’s stool-based DNA testing service.  In accordance with the foregoing, LabCorp also agreed to offer at-will employment to certain personnel of the Company. Upon employment by LabCorp, these personnel will be subject to all of LabCorp’s usual and customary terms, conditions and policies of employment.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e)           On August 31, 2007, the Company entered into a separation agreement and release with Don M. Hardison, the Company’s former president and chief executive officer, setting forth the terms of Mr. Hardison’s resignation from the Company.  The separation agreement and release provides, among other things, (i) the acceleration of unvested options to purchase shares of the Company’s common stock held by Mr. Hardison as if Mr. Hardison’s employment with the Company had continued through August 31, 2009; (ii) the extension of Mr. Hardison’s right to exercise vested options to purchase shares of the Company’s common stock until August 31, 2009; and (iii) a general release by Mr. Hardison.  Mr. Hardison’s non-disclosure and developments agreement with the Company will survive Mr. Hardison’s termination of employment with the Company. Except with respect to Mr. Hardison’s employment relationship with LabCorp, Mr. Hardison’s non-competition agreement with the Company will survive Mr. Hardison’s termination of employment with the Company.

The foregoing description of the separation agreement and release is not complete and is qualified in its entirety by reference to the separation agreement and release, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

10.1**	Third Amendment to Agreement between EXACT Sciences Corporation and Laboratory Corporation of America Holdings, dated as of August 31, 2007

10.2†	Separation Agreement and Release between EXACT Sciences Corporation and Don M. Hardison, dated as of August 31, 2007

**  Confidential treatment has been requested for portions of this exhibit.

†  Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

September 7, 2007	By:	/s/ Charles R. Carelli, Jr.
Charles R. Carelli, Jr.
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1**	Third Amendment to Agreement between EXACT Sciences Corporation and Laboratory Corporation of America Holdings, dated as of August 31, 2007
10.2†	Separation Agreement and Release between EXACT Sciences Corporation and Don M. Hardison, dated as of August 31, 2007

**  Confidential treatment has been requested for portions of this exhibit.

†    Indicates a management contract or any compensatory plan, contract or arrangement.